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Exhibit 1.1
Execution Version

COMMON SHARES

VISTA GOLD CORP.

UNDERWRITING AGREEMENT

September 15, 2009

DAHLMAN ROSE & COMPANY, LLC
WELLINGTON WEST CAPITAL MARKETS INC.
            as Representatives for the Underwriters
            listed in Schedule D hereto
c/o Dahlman Rose & Company, LLC
142 West 57th Street
18th Floor
New York, New York 10019

Ladies/Gentlemen:

            In furtherance of a letter agreement dated June 2, 2009 (the "Letter Agreement") between Vista Gold Corp., a corporation organized under the laws of the Yukon Territory, Canada (the "Company"), and Dahlman Rose & Company, LLC ("Dahlman"), the Company agreed to, among other things, appoint Dahlman as underwriter and sole book-running manager for the Company for the purpose of offering for sale, on an underwritten basis (the "Offering"), 8,800,000 of its common shares (the "Underwritten Shares") at a price of US$2.25 per Share and grant the right to the Underwriters (as defined below) to acquire 1,320,000 additional shares (the "Option Shares"; the Option Shares together with the Underwritten Shares being hereinafter referred to as the "Shares"). Accordingly, subject to the terms and conditions herein contained, the Company hereby appoints Dahlman and Wellington West Capital Markets Inc. ("Wellington") together with the other Underwriters named in Schedule D to this Agreement (the "Underwriters") as Underwriters for the Offering.

            The term "Underwriters" as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule D hereto, and the term "Representatives" as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term "Representatives" as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule D hereto, the term "Underwriters" as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by any of the Representatives will be binding upon all the Underwriters.

            The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement under the United States Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder (the "1933 Act Regulations"), on Form S-3 (Registration No. 333-158633) on April 17, 2009, as amended by Amendment No. 1 thereto filed with the Commission on April 28, 2009, providing for the registration of up to US$200,000,000 of common shares, debt securities, warrants, subscription receipts and units of the Company, including the Company's common shares. Such registration statement, as amended on April 28, 2009, in the form previously delivered to you, including the exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, became effective pursuant to Rule 461 under the 1933 Act on April 30, 2009. Such registration statement at any given time, as amended to such time, including any exhibits and all documents incorporated therein by reference, and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is referred to herein as the "Registration Statement". The prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the 1933 Act on June 15, 2009 is referred to herein as the "U.S. Base Prospectus". The preliminary prospectus supplement relating to the Shares filed with the Commission on September 8, 2009 pursuant to Rule 424(b) of the 1933 Act (the "U.S. Preliminary Prospectus Supplement") together with the U.S. Base Prospectus is hereafter referred to as the "U.S. Preliminary Prospectus". The prospectus supplement relating to the Shares, to be filed with the Commission on or about September 15, 2009 pursuant to Rule 424(b) of the 1933 Act (the "U.S. Prospectus Supplement") together with the U.S. Base Prospectus is hereafter referred to as the "U.S. Prospectus". The U.S. Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the "Pricing Prospectus". Any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Pricing Prospectus, taken together, are hereafter referred to collectively as the "Pricing Disclosure Package". Any reference herein to the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 that were filed with the Commission on or before the date of such U.S. Preliminary Prospectus, Pricing Prospectus or U.S. Prospectus, as the case may be and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations; and any reference herein to any "amendment" or "supplement" to the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document with the Commission after the date of such U.S. Preliminary Prospectus, Pricing Prospectus or U.S. Prospectus, as the case may be, which is incorporated in the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus by reference or is otherwise deemed to be a part of or included in the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus by the 1933 Act Regulations.

            All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

            The Company has prepared and filed a preliminary short form base shelf prospectus dated April 17, 2009 (the "Preliminary Base Shelf Prospectus") and a final short form base shelf prospectus dated April 27, 2009 (the "Final Base Shelf Prospectus") in respect of up to US$200,000,000 of common shares, debt securities, warrants, subscription receipts and units of the Company, including the Company's common shares, with the British Columbia Securities Commission as principal regulatory and the Ontario Securities Commission as the non-principal regulator (the "Reviewing Authorities") and the Canadian securities commissions (together with the Reviewing Authorities, the "Canadian Authorities") in each of the Provinces of Alberta, Saskatchewan, Manitoba, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador and in the Yukon Territory, the Northwest Territories and Nunavut (together with the Provinces of British Columbia and Ontario, the "Canadian Jurisdictions"); and the British Columbia Securities Commission has issued a receipt under Multilateral Instrument 11-102—Passport System (a "Receipt") on behalf of the Canadian Authorities for each of the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus. The term "Canadian Base Prospectus" means the Final Base Shelf Prospectus, including documents incorporated therein by reference, at the time the Reviewing Authorities issued a Receipt with respect thereto in accordance with the rules and procedures established under all applicable securities laws in each of the Canadian Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the securities regulatory authorities in the Canadian Jurisdictions ("Canadian Securities Laws"), including National Instrument 44-101—Short Form Prospectus Distributions and National Instrument 44-102—Shelf Distributions (together, the "Shelf Procedures"). The term "Canadian Preliminary Prospectus" means the preliminary prospectus supplement (the "Canadian Preliminary Prospectus Supplement") relating to the Offering, which excluded certain pricing information, filed with the Reviewing Authorities and the securities commissions, (together with the Reviewing Authorities, the "Qualifying Authorities") in each of the Provinces of Alberta, Manitoba, and Newfoundland and Labrador (together with the Provinces of British Columbia and Ontario, the "Qualifying Jurisdictions") on September 8, 2009, together with the Canadian Base Prospectus, including all documents incorporated therein by reference. The term "Canadian Prospectus" means the prospectus supplement (the "Canadian Prospectus Supplement") relating to the Offering, which includes the pricing information omitted from the Canadian Preliminary Prospectus, to be dated September 15, 2009 and filed with the Qualifying Authorities in accordance with the Shelf Procedures, together with the Canadian Base Prospectus.

            In this Agreement:

(a)
"Agreements and Instruments" has the meaning ascribed thereto in Section 2(s) of this Agreement;

(b)
"amendment" has the meaning ascribed thereto in the third paragraph of this Agreement;

(c)
"Applicable Time" means 9:30 a.m. (New York time) on September 16, 2009 or such other time as agreed to by the Company and the Representatives, on behalf of the Underwriters;

(d)
"Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in New York City or Toronto, Ontario;

(e)
"Canadian Base Prospectus" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(f)
"Canadian GAAP" has the meaning ascribed thereto in Section 2(j) of this Agreement;

(g)
"Canadian Preliminary Prospectus" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(h)
"Canadian Preliminary Prospectus Supplement" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(i)
"Canadian Prospectus" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(j)
"Canadian Prospectus Supplement" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(k)
"Canadian Securities Laws" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(l)
"Closing" means the completion of the issue and sale by the Company of the Shares pursuant to this Agreement;

(m)
"Closing Date" has the meaning ascribed thereto in Section 3(d) of this Agreement;

(n)
"Closing Time" means 10:00 a.m. (New York time) on the Closing Date or such other time on the Closing Date as the Company and the Representatives, on behalf of the Underwriters, may agree;

(o)
"Commission" has the meaning ascribed thereto in the third paragraph of this Agreement;

(p)
"Common Shares" means the common shares in the capital of the Company;

(q)
"Communication" has the meaning ascribed thereto in Section 15(a) of this Agreement;

(r)
"Company" means Vista Gold Corp.;

(s)
"Dahlman" means Dahlman Rose & Company, LLC;

(t)
"Distribution" means "distribution" of the Shares or "distribution to the public" of the Shares as those terms are defined in applicable securities legislation;

(u)
"EDGAR" has the meaning ascribed thereto in the fourth paragraph of this Agreement;

(v)
"Environmental Laws" has the meaning ascribed thereto in Section 2(aa) of this Agreement;

(w)
"Exchanges" means the Toronto Stock Exchange (referred to herein as the "TSX") and the NYSE Amex (referred to herein as the "NYSE Amex");

(x)
"Final Base Shelf Prospectus" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(y)
"Final Filing Time" has the meaning ascribed thereto in Section 1(a) of this Agreement;

(z)
"FINRA" means the Financial Industry Regulatory Authority, Inc.;

(aa)
"Form 10-K" means the Annual Report of the Company for the year ended December 31, 2008 on Form 10-K filed pursuant to the 1934 Act with the Commission on March 13, 2009, as amended by Amendment No. 1 to the Company's Annual Report on Form 10-K filed with the Commission on April 16, 2009 (including the documents incorporated by reference therein);

(bb)
"Form 10-Q" means the Quarterly Report of the Company for the quarter ended June 30, 2009 of Form 10-Q filed pursuant to the 1934 Act with the Commission on August 7, 2009;

(cc)
"Governmental Licenses" has the meaning ascribed thereto in Section 2(hh) of this Agreement;

(dd)
"Hazardous Materials" has the meaning ascribed thereto in Section 2(aa) of this Agreement;

(ee)
"Indemnified Person" has the meaning ascribed thereto in Section 7(a) of this Agreement;

(ff)
"Intellectual Property" has the meaning ascribed thereto in Section 2(ss) of this Agreement;

(gg)
"Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended;

(hh)
"Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433");

(ii)
"Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors which is specified in Schedule E hereto;

(jj)
"Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus;

(kk)
"losses" has the meaning ascribed thereto in Section 7(a) of this Agreement;

(ll)
"Letter Agreement" has the meaning ascribed thereto in the first paragraph of this Agreement;

(mm)
"Material Adverse Effect" has the meaning ascribed thereto in Section 2(k) of this Agreement;

(nn)
"misrepresentation", "material fact" and "material change" have the respective meanings ascribed thereto in the Securities Act (British Columbia), as amended;

(oo)
"Money Laundering Laws" has the meaning ascribed thereto in Section 2(dd) of this Agreement;

(pp)
"OFAC" has the meaning ascribed thereto in Section 2(dd) of this Agreement;

(qq)
"Offering" has the meaning ascribed thereto in the first paragraph of this Agreement;

(rr)
"Option Shares" has the meaning ascribed thereto in the first paragraph of this Agreement;

(ss)
"Permitted Free Writing Prospectus" has the meaning ascribed thereto in Section 3(e) of this Agreement;

(tt)
"Preliminary Base Shelf Prospectus" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(uu)
"Pricing Disclosure Package" has the meaning ascribed thereto in the third paragraph of this Agreement;

(vv)
"Pricing Prospectus" has the meaning ascribed thereto in the third paragraph of this Agreement;

(ww)
"Qualifying Authorities" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(xx)
"Qualifying Jurisdictions" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(yy)
"Receipt" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(zz)
"Registration Statement" has the meaning ascribed thereto in the third paragraph of this Agreement;

(aaa)
"Repayment Event" has the meaning ascribed thereto in Section 2(s) of this Agreement;

(bbb)
"Representatives" has the meaning ascribed thereto in the second paragraph of this Agreement;

(ccc)
"Reviewing Authorities" means the British Columbia Securities Commission as the principal regulator and the Ontario Securities Commission as the non-principal regulator;

(ddd)
"Sarbanes-Oxley Act" means the United States Sarbanes-Oxley Act of 2002, as amended;

(eee)
"SEDAR" has the meaning ascribed thereto in Section 2(d) of this Agreement;

(fff)
"Settlement Date" has the meaning ascribed thereto in Section 3(d) of this Agreement;

(ggg)
"Settlement Time" means 10:00 a.m. (New York time) on the Settlement Date or such other time on the Settlement Date as the Company and the Representatives, on behalf of the Underwriters, may agree;

(hhh)
"Shares" has the meaning ascribed thereto in the first paragraph of this Agreement;

(iii)
"Shelf Procedures" has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(jjj)
"supplement" has the meaning ascribed thereto in the third paragraph of this Agreement;

(kkk)
"Supplementary Material" means collectively any amendment to the Canadian Prospectus or Registration Statement, any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under Canadian Securities Laws, the 1933 Act or the 1934 Act prior to the Closing Time or, where such documents are deemed to be incorporated by reference into the Canadian Prospectus, Registration Statement or U.S. Prospectus, prior to the expiry of the period of Distribution of the Shares;

(lll)
"this Agreement" or "the Agreement" means the agreement resulting from the acceptance by the Representatives, on behalf of the Underwriters, of the offer made by the Company by this letter;

(mmm)
"Underwriters" has the meaning ascribed thereto in second paragraph of this Agreement;

(nnn)
"Underwritten Shares" has the meaning ascribed thereto in the first paragraph of this Agreement;

(ooo)
"U.S. Base Prospectus" has the meaning ascribed thereto in the third paragraph of this Agreement;

(ppp)
"U.S. GAAP" has the meaning ascribed thereto in Section 2(j) of this Agreement;

(qqq)
"U.S. Preliminary Prospectus" has the meaning ascribed thereto in the third paragraph of this Agreement;

(rrr)
"U.S. Preliminary Prospectus Supplement" has the meaning ascribed thereto in the third paragraph of this Agreement;

(sss)
"U.S. Prospectus" has the meaning ascribed thereto in the third paragraph of this Agreement;

(ttt)
"U.S. Prospectus Supplement" has the meaning ascribed thereto in the third paragraph of this Agreement;

(uuu)
"U.S. Securities Laws" means all applicable federal and state securities laws of the United States and all applicable rules and regulations promulgated thereunder, including but not limited to, the 1933 Act, the 1933 Act Regulations and the 1934 Act.

(vvv)
"United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(www)
"Wellington" means Wellington West Capital Markets Inc.;

(xxx)
"1933 Act" has the meaning ascribed thereto in the third paragraph of this Agreement;

(yyy)
"1933 Act Regulations" has the meaning ascribed thereto in the third paragraph of this Agreement; and

(zzz)
"1934 Act" means the United States Securities Exchange Act of 1934, as amended.

The following schedules are attached to and form part of this Agreement:

Schedule A	—	List of Subsidiaries
Schedule B	—	Form of Opinion of Canadian Counsel
Schedule C	—	Form of Opinion of U.S. Counsel
Schedule D	—	Underwriters
Schedule E	—	Issuer General Use Free Writing Prospectus
Schedule F	—	Form of Lock Up Agreement

TERMS AND CONDITIONS

            SECTION 1.    Covenants of the Company.    The Company covenants with each Underwriter, as follows:

            (a)    Filing of Canadian Prospectus Supplement and U.S. Prospectus Supplement.    The Company will use commercially reasonable efforts to (1) as soon as possible and in any event no later than 9:30 a.m. (New York time) on September 16, 2009 (the "Final Filing Time"), prepare and file with each Qualifying Authority the Canadian Prospectus Supplement, and (2) prepare and file with the Commission the U.S. Prospectus Supplement within the time period prescribed by Rule 424 under the 1933 Act;

            (b)    Compliance with Securities Regulations and Commission Requests.    During the time when a prospectus relating to the Shares is required to be delivered under the 1933 Act or Canadian Securities Laws, the Company will notify the Representatives, on behalf of the Underwriters, promptly, in writing: (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Base Prospectus or the Canadian Base Prospectus or any amended U.S. Prospectus, amended U.S. Preliminary Prospectus, amended Pricing Prospectus, amended Issuer Free Writing Prospectus, amended Canadian Prospectus, or any Supplementary Material shall have been filed, (ii) of any request by any Qualifying Authority to amend or supplement the Canadian Prospectus, or for additional information, or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus or the U.S. Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any of the U.S. Base Prospectus, the Canadian Base Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus, or the suspension of the qualification of the Shares or the offering or sale in any jurisdiction, or the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose, and (iv) of the issuance by any Qualifying Authority or either Exchange of any order having the effect of ceasing or suspending the Distribution or the trading in the Common Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the Distribution or the trading in the Common Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

            (c)    Filing of Amendments.    The Company will not at any time file or make any amendment or supplement to the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus, any Supplementary Material or Issuer Free Writing Prospectus, of which the Underwriters shall not have previously been advised and furnished a copy or to which the Representatives, on behalf of the Underwriters, shall have objected (acting reasonably) promptly after reasonable notice thereof.

            (d)    Delivery of Filed Documents.    The Company has furnished or will deliver to each of the Underwriters a copy of the Canadian Prospectus, and any Supplementary Material, approved, signed and certified as required by Canadian Securities Laws and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts.

            (e)    Delivery of Prospectuses.    The Company has furnished or will deliver to each Underwriter, without charge, as many copies of each U.S. Preliminary Prospectus Supplement, the Canadian Preliminary Prospectus Supplement, the U.S. Base Prospectus and the Canadian Base Prospectus (each as supplemented or amended) as such Underwriters have reasonably requested, and the Company hereby consents to the use of such copies for the offering and the purposes permitted by the 1933 Act and Canadian Securities Laws. The Company will deliver to each Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act and during the period when the Canadian Prospectus is required to be delivered under Canadian Securities Laws such number of copies of the U.S. Prospectus and Canadian Prospectus, respectively (each as supplemented or amended), as such Underwriter may reasonably request.

            (f)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act, 1933 Act Regulations and Canadian Securities Laws so as to permit the completion of the Distribution as contemplated in this Agreement and in the U.S. Prospectus and the Canadian Prospectus. If at any time when a prospectus is required by the 1933 Act and Canadian Securities Laws to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement, amend or supplement the U.S. Base Prospectus or the Canadian Base Prospectus or amend the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus in order that the Registration Statement, U.S. Base Prospectus, U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Base Prospectus or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the U.S. Base Prospectus or the Canadian Base Prospectus or amend the U.S. Preliminary Prospectus, the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act, 1933 Act Regulations or Canadian Securities Laws, the Company will promptly notify the Representatives, on behalf of the Underwriters, and prepare and file with the Commission and with the Qualifying Authorities, subject to Section 1(c) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the U.S. Base Prospectus, the U.S. Preliminary Prospectus, the Pricing Disclosure Package, the U.S. Prospectus, the Canadian Base Prospectus or the Canadian Prospectus, as the case may be, comply with such requirements and the Company shall use its best efforts to have any such amendment declared effective, if applicable, as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the U.S. Base Prospectus, the U.S. Preliminary Prospectus, the Pricing Prospectus or any preliminary prospectus or any prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives, on behalf of the Underwriters, and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

            (g)    Rule 158.    No later than the due date for the Company's next quarterly report on Form 10-Q under the 1934 Act (as such date may be extended pursuant to and in compliance with Rule 12b-25 of the Exchange Act), the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

            (h)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Disclosure Package, U.S. Prospectus, and the Canadian Prospectus under "Use of Proceeds."

            (i)    Restriction on Sale of Shares.    During a period of 90 days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, on behalf of the Underwriters (not to be unreasonably withheld), (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act or any prospectus under Canadian Securities Laws with respect to any of the foregoing, (ii) enter into any swap or any other agreement or in respect of the foregoing, any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to do any of the foregoing. The foregoing sentence shall not apply to (A) any Common Shares issuable upon the conversion of securities or exercise of the warrants of the Company outstanding on the date hereof, (B) the Shares to be sold hereunder, and (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee plans of the Company referred to in the U.S. Prospectus and the Canadian Prospectus, including, without limitation, the Company's Stock Option Plan.

            (j)    Listing.    The Company will use its reasonable best efforts to effect the listing of the Shares on the TSX and NYSE Amex, to maintain the listing of the Shares on the NYSE Amex and TSX, and will request to have the Shares listed as of the opening of trading on the Closing Date.

            (k)    Reporting Requirements.    The Company, during the period when the U.S. Preliminary Prospectus or the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act in respect of the offer and sale of the Shares, will file all documents required to be filed by the Company with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

            (l)    Delivery of Documents at the time of filing of Canadian Prospectus Supplement and Pricing Prospectus.    The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of the Canadian Prospectus Supplement with the Qualifying Authorities and the Pricing Prospectus with the Commission:

              (i)        the comfort letter of its auditors, PricewaterhouseCoopers LLP, referred to in Section 4(g) of this Agreement;

              (ii)       a letter from the TSX advising the Company that approval of the conditional listing of the Shares has been granted by the TSX; and

              (iii)      evidence satisfactory to the Representatives, on behalf of the Underwriters, that the Shares will be listed on NYSE Amex at Closing.

            (m)    Qualification of the Shares.    The Company will arrange, if necessary, for qualification of the Shares for sale under the laws of such jurisdictions as the Representatives, on behalf of the Underwriters, may designate and will maintain such qualifications in effect so long as required for the Distribution; provided that in no event shall the Company be obliged to (a) qualify to do business in any jurisdiction where it is not now so qualified (b) to file a registration statement, prospectus or similar disclosure document or otherwise become subject to continuous disclosure obligations in any jurisdiction other than the United States or Canada or (c) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

            (n)    Compliance with Securities Laws.    The Company has, and will, comply with all applicable securities (including Canadian Securities Laws) and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

            (o)    No Stabilization or Manipulation.    The Company will not take, and will cause its subsidiaries not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (p)    Supplementary Material.    The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of any Supplementary Material with any Qualifying Authority or the Commission a comfort letter from PricewaterhouseCoopers LLP relating to financial information, if any, contained in the Supplementary Material that is incorporated or deemed to be incorporated by reference into the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus or the Registration Statement in the form and substance of the comfort letter described in Section 1(l)(i) of this Agreement.

            (q)    Changes.    From the date of this Agreement until the end of the period of Distribution under the Canadian Prospectus and the U.S. Prospectus, the Company shall promptly notify the Representatives, on behalf of the Underwriters of::

              (i)        any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business;

              (ii)       any change in any fact contained in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or Supplementary Material, which change is or may reasonably be expected to be of such a nature as to render the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or Supplementary Material misleading or untrue in any material respect or result in a misrepresentation therein; or

              (iii)      any change in applicable laws, materially and adversely affecting, or which may reasonably be expected to materially and adversely affect, the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, the Common Shares or the Distribution under the Canadian Prospectus or the U.S. Prospectus.

            SECTION 2.    Representations and Warranties of the Company.    The Company represents and warrants to the Underwriters as of the date hereof, as of the Closing Time and as of each Settlement Time, to the extent applicable, and agrees with each Underwriter as follows:

            (a)    Eligibility and Compliance with Securities Regulatory Requirements.    The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101, for use of a shelf prospectus under National Instrument 44-102 and for use of Form S-3 under the 1933 Act. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any "prospectus" (within the meaning of the 1933 Act) or used any "prospectus" (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the 1933 Act, assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Canadian Preliminary Prospectus or U.S. Preliminary Prospectus, whichever applicable (which such most recent preliminary prospectus shall contain a price range, if so required by the 1933 Act), or the Canadian Prospectus or U.S. Prospectus, whichever applicable, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act, filed with the Commission), the sending or giving, by any Underwriter, or any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164). The Registration Statement has been declared effective by the Commission, and at the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to the Closing Time or Settlement Time: (A) the Canadian Prospectus complied and will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Qualifying Authorities; (B) the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (C) no order preventing or suspending the use of any U.S. Preliminary Prospectus, any U.S. Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, (D) the Registration Statement, or any amendment or supplement thereto does not contain, and any amendment or supplement thereto will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus constitutes, and each of the U.S. Prospectus, Canadian Prospectus, the Pricing Disclosure Package and any Supplementary Material or any amendment or supplement thereto will during the period of the Distribution constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, considered as one enterprise, and the Shares, and, except that in relation to the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus, the Representatives on behalf of the Underwriters acknowledge that, to the extent permitted by the 1933 Act, the number of Shares disclosed as being offered pursuant thereto may change based upon the pricing of the Shares at the time of filing the U.S. Prospectus and the Canadian Prospectus, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in clauses (D) and (E) above do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus and any Supplementary Material and the parties hereto agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the information identified in the letter provided by the Representatives, on behalf of the Underwriters, to the Company as of the date hereof.

            (b)    Receipts.    The Reviewing Authorities have issued Receipts dated April 20, 2009 with respect to the Preliminary Base Shelf Prospectus and dated April 28, 2009 with respect to the Canadian Base Prospectus, and no order suspending the distribution of any of the securities of the Company has been issued by the Reviewing Authorities and no proceeding for that purpose has been initiated or, to the best of the Company's knowledge, threatened by the Reviewing Authorities, and any request on the part of the Reviewing Authorities for additional information has been complied with.

            (c)    Documents Incorporated by Reference.    Each document filed or to be filed with the Qualifying Authorities and the Commission and incorporated by reference in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus or the Registration Statement complied, as at the applicable filing date, or will comply when so filed, in all material respects with the requirements of Canadian Securities Laws, U.S. Securities Laws, and the Shelf Procedures and, when read together with the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus or the U.S. Prospectus, as the case may be, do not as of the date of the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, and will not as of the date of the Canadian Prospectus or the U.S. Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d)    Documents Filed with Qualifying Authorities and Commission.    Since the time that the Reviewing Authorities issued a Receipt on behalf of the Qualifying Authorities for the Canadian Base Prospectus, no document with respect to the Canadian Base Prospectus, the Registration Statement, or the U.S. Base Prospectus, any amendment thereto or any document incorporated by reference therein, has been filed or transmitted for filing with the Qualifying Authorities or the Commission by or on behalf of the Company, except (i) the Canadian Preliminary Prospectus Supplement and the U.S. Preliminary Prospectus Supplement and any Issuer Free Writing Prospectus in the form previously delivered to the Underwriters, and (ii) any document incorporated (or deemed to be incorporated) by reference in the Canadian Base Prospectus or incorporated by reference in the Canadian Prospectus Supplement and publicly available on the System for Electronic Document Analysis and Retrieval of the Qualifying Authorities ("SEDAR"), (iii) any document filed on EDGAR and incorporated (or deemed to be incorporated) by reference into the Registration Statement, Pricing Disclosure Package or the U.S. Prospectus, and (iv) any other document (other than press releases and the preliminary economic assessment dated June 11, 2009) copies of which have been provided or made available to the Underwriters.

            (e)    Pricing Disclosure Package.    The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date and each Settlement Date, as applicable, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies, or will comply, in all material respects with the applicable provisions of the 1933 Act and the 1933 Act Regulations, and does not, or will not, include information that conflicts with the information contained in the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, and each Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made in this Section 2(e) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. The parties hereto agree that such information provided by the Representatives consists solely of the information identified in the letter provided by the Representatives, on behalf of the Underwriters, to the Company as of the date hereof.

            (f)    Independent Accountants.    The accountants who reported on and certified the financial statements included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, and the Canadian Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules of the Public Company Accounting Oversight Board and are independent with respect to the Company within the meaning of the Business Corporations Act (Yukon) and applicable Canadian Securities Laws.

            (g)    Good Standing of the Company.    The Company is a corporation duly continued, validly existing and in good standing under the laws of the Yukon Territory and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Pricing Disclosure Package and to enter into, deliver and perform its obligations under this Agreement; and the Company is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (h)    Good Standing of Subsidiaries.    The Company's only consolidated subsidiaries are as set out in Schedule A hereto. The information with respect to the subsidiaries set forth in Schedule A hereto is true and accurate in all material respects. Each subsidiary is a corporation duly incorporated, validly existing and in good standing and has filed its annual return or other information filings under applicable corporations information legislation for the most recent year in which it was required to make such filing under the laws of the jurisdiction of its incorporation, has the requisite power and capacity to own, lease and operate its properties and to conduct its business as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package and is duly qualified as an extra-provincial or foreign corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the outstanding shares of capital stock of any subsidiary were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

            (i)    Compliance with Securities Laws.    All consents, approvals, permits, authorizations or filings as may be required under Canadian Securities Laws and U.S. Securities Laws (including with respect to the filing of any prospectus) and the by-laws, rules and regulations of the Exchanges necessary to the execution and delivery of and the performance by the Company of its obligations under this Agreement have been made and obtained or will have been made and obtained by the Closing Time and each Settlement Time, to the extent applicable.

            (j)    Financial Statements.    The financial statements included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates and for the periods indicated; and the balance sheets, statements of income (loss) and comprehensive income (loss), shareholders' equity, and cash flows of the Company and its consolidated subsidiaries for the periods specified in such financial statements have been prepared in conformity with generally accepted accounting principles of Canada ("Canadian GAAP") applied on a consistent basis throughout the periods involved except as may be expressly stated in the related notes thereto. The Company's consolidated financial statements for the 2006, 2007 and 2008 financial years, together with the financial statements for the interim periods during the 2006, 2007 and 2008 financial years as filed with the Qualifying

Authorities and the Commission, have been reconciled to the generally accepted accounting principles of the United States ("U.S. GAAP") in accordance with the 1933 Act and the Commission's rules and guidelines. The selected financial information included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, and the Pricing Disclosure Package or to be included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package. All pro forma financial information included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package, comply with the requirements of the Canadian Securities Laws and the 1933 Act and the Commission's rules and guidelines, and the assumptions used in the preparation of such pro forma financial information are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such information; the other financial and statistical data contained or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Canadian Preliminary Prospectus or the U.S. Preliminary Prospectus or to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or the Pricing Disclosure Package that are not included or will not be included as required; and the Company and the subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package that would otherwise be required to be described therein; and all disclosures contained or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K promulgated under the 1933 Act and 1934 Act, to the extent applicable.

            (k)    No Material Adverse Change in Business.    Since the dates as of which information is given in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there has been no change in the capital stock or long-term debt of the Company or any of its subsidiaries; (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

            (l)    Forward-looking Information.    Each "forward-looking statement" (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package, has been or will be made or reaffirmed with a reasonable basis and in good faith.

            (m)    Absence of Rights.    Except as disclosed in the Canadian Preliminary Prospectus the U.S. Preliminary Prospectus and the Pricing Disclosure Package as at the date thereof and as will be disclosed in the Canadian Prospectus and the U.S. Prospectus, and except for 710,000 options issued under the Company's Stock Option Plan since June 30, 2009, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Company or any of its subsidiaries or any other agreement or option, for the issue or allotment of any unissued shares of the Company or any of its subsidiaries or any other security convertible into or exchangeable for any such shares or to require the Company or any of its subsidiaries to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company or any of its subsidiaries, as the case may be.

            (n)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, or any arbitrator, now pending or, to the knowledge of the Company, threatened or contemplated, against or affecting the Company or any subsidiary, which is required to be disclosed in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or the Supplementary Material and which is not so disclosed or will not be so disclosed, or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets of the Company or any subsidiary or which may materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Pricing Disclosure Package or the Supplementary Material including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (o)    Authorization.    This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

            (p)    Authorized Capital.    The authorized, issued and outstanding share capital of the Company was, at March 31, 2009, as set forth in the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement, the Pricing Disclosure Package, the U.S. Prospectus, and the Canadian Prospectus, each under the caption "Consolidated Capitalization". All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable securities laws and in accordance with the Company's organizing documents. None of the outstanding shares in the capital of the Company was issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.

            (q)    Reporting Issuer Status.    The Company is a reporting issuer not in default for purposes of the Securities Act (British Columbia) and the corresponding provisions of the other Canadian Securities Laws in jurisdictions which recognize the concept of reporting issuer status. Further, the Company is not an "ineligible issuer" (as defined in Rule 405 of the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the Offering.

            (r)    Authorization and Description of Shares.    The Shares have been duly authorized for issuance and sale pursuant to this Agreement. The Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, the Shares conform to all statements relating thereto contained in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package and will conform to all statements relating thereto to be contained in the Canadian Prospectus and the U.S. Prospectus, and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability solely by reason of being such a holder; the issuance of the Shares is not subject to any preemptive rights, resale rights, rights of first refusal or similar rights; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Shares has been validly taken.

            (s)    Absence of Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") or any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for where such violations or defaults would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, and as will be contemplated in the Canadian Prospectus and the U.S. Prospectus (including the authorization, issuance, sale and delivery of the Shares and the use of the proceeds from the sale of the Shares as described in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation or conflict with the provisions of the charter or by-laws of the Company or any subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ, injunction or decree of any government, government instrumentality, regulatory authority or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except for such violations or conflicts that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to acquire the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (t)    Absence of Labor Dispute.    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (u)    Tax Returns.    All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

            (v)    Insurance.    The Company and each of its subsidiaries maintains insurance from insurers of recognized standing covering its properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date and each Settlement Date, to the extent applicable; the Company and subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

            (w)    Financial Controls.    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's and its subsidiaries' internal controls over financial reporting are effective, and the Company and its subsidiaries are not aware of any material weakness or unremediated significant deficiencies in their internal controls over financial reporting.

            (x)    Disclosure Controls.    The Company has established "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the 1934 Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15(f) under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Executive Chairman and Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

            (y)    Third-Party Data.    All statistical or market-related data or third-party data included or incorporated by reference in the Canadian Preliminary Prospectus, U.S. Preliminary Prospectus and the Pricing Disclosure Package and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package, are or will be based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required by law.

            (z)    Title to Property.    The Company and its subsidiaries have good, valid, enforceable and marketable title to all real property owned by the Company and its subsidiaries in fee simple, good and marketable title to all personal property owned by the Company and defensible title to all other property owned by the Company, in each case as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package in each case as at the date thereof and as will be described in the Canadian Prospectus and the U.S. Prospectus, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (including mining, zoning, use or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing or use of such property in the business of the Company and its subsidiaries) and no royalty is payable in respect of any of them, except such as (A) are described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package and (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. The Company and its subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Company and its subsidiaries have an interest as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package as at the date thereof and as will be described in the Canadian Prospectus and the U.S. Prospectus, in each case under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or applicable subsidiary to explore the minerals relating thereto, subject to such limitations as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package. Other than as disclosed in the U.S. Preliminary Prospectus and the Canadian Prospectus, all property, leases or claims in which the Company or any subsidiary has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting where the failure to be so would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Other than as disclosed in the U.S. Preliminary Prospectus and the Canadian Prospectus, the Company and its subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company and its subsidiaries have an interest as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package granting the Company or applicable subsidiary the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company or applicable subsidiary, with only such exceptions as do not interfere with the use made by the Company or applicable subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or a subsidiary where the failure to be so would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The Company is entitled to extract minerals from its properties as set forth in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package in each case as at the date thereof and as will be set forth in the Canadian Prospectus and the U.S. Prospectus and to do all of the exploration and development contemplated in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, except as otherwise described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package.

            (aa)    Environmental Laws.    Except as otherwise set forth in the U.S. Preliminary Prospectus and the Canadian Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their respective businesses and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, proceedings or, to the Company's knowledge, investigations relating to any Environmental Laws against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (bb)    Environmental Costs and Liabilities.    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities of the Company and its subsidiaries. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus (in each case, exclusive of any supplement thereto).

            (cc)    Pension Plans.    Neither the Company nor any of its subsidiaries has or maintains a "pension plan" (as defined in Section 3(2) of the United States Employee Retirement Income Security Act of 1974).

            (dd)    Foreign Transactions.    None of the Company, any subsidiary or, to the Company's knowledge, any director, officer, underwriter, agent, employee or affiliate of the Company or any of the subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The operations of the Company and each subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency, domestic or foreign (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, officer, underwriter, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

            (ee)    No Stabilization or Manipulation.    The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

            (ff)    Reserve Information.    The information set forth in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package and as will be set out in the Canadian Prospectus and the U.S. Prospectus relating to the estimates by the Company of the mineral reserves and mineral resources has been reviewed and verified by the Company and, in all cases, the ore reserve and mineral resource information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101—Standards of Disclosure for Mineral Projects and Industry Guide 7 under the 1933 Act, to the extent that it is applicable to the Company as a result of its status as a Canadian corporation, and the method of estimating the mineral reserves and mineral resources are in accordance with accepted estimation practices and mineral reserves and mineral resources have been verified by mining experience and the information upon which the estimates of reserves and resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.

            (gg)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency, or the approval of the Company's shareholders, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except for the final listing approval of the TSX and NYSE Amex, the filing of the Canadian Prospectus Supplement with the Qualifying Authorities and the filing of the U.S. Prospectus Supplement with the Commission.

            (hh)    Possession of Licenses and Permits.    Other than as disclosed in the U.S. Preliminary Prospectus and the Canadian Prospectus, the Company and its subsidiaries possess such permits, concessions, certificates, licenses, approvals, consents and other authorizations, excluding environmental permits (collectively, "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, stake or maintain claims and other property interest and to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not singly or in the aggregate have a Material Adverse Effect; other than as disclosed in the U.S. Preliminary Prospectus and the Canadian Prospectus, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and other than as disclosed in the U.S. Preliminary Prospectus and the Canadian Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (ii)    Investment Company Act.    The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as will be described in the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

            (jj)    Absence of Registration Rights.    There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act or under applicable state securities laws.

            (kk)    Other Reports and Information.    There are no reports or information that in accordance with the requirements of any Qualifying Authority must be made publicly available in connection with the Offering that have not been made or will not be made publicly available during the period of the Distribution as required; there are no documents required to be filed with any Qualifying Authority in connection with the Canadian Prospectus that have not been filed or will not be filed as required; during the period of the Distribution, there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, the U.S. Prospectus, the U.S. Preliminary Prospectus or the Pricing Disclosure Package or to be filed as exhibits to the Registration Statement or the Pricing Disclosure Package that are not or will not be described, referred to or filed as required by U.S. federal securities laws and the Canadian Securities Laws.

            (ll)    No Broker.    Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

            (mm)    Stamp Tax.    No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of the Yukon Territory in connection with the creation, issuance, sale and delivery to the Underwriters of the Shares or the authorization, execution, delivery and performance of this Agreement or the resale of Shares by an Underwriter.

            (nn)    Statements Regarding Legal Matters, Etc.    The statements set forth in the Pricing Disclosure Package, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, the U.S. Prospectus and the Canadian Prospectus under the headings "Risk Factors—The Company is a "passive foreign investment company" for U.S. tax purposes, which can have a materially adverse effect on a U.S. shareholder's economic return on investment in the Company's Common Shares", "Risk Factors—The Company's exploration and development operations are subject to environmental regulations, which could result in the Company incurring additional costs and operational delays", "U.S. Federal Income Tax Considerations" and "Canadian Federal Income Tax Consequences" insofar as such statements legalize matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

            (oo)    Controlled Foreign Corporation.    As of the date hereof the Company is not a "controlled foreign corporation" as such term is defined in the Internal Revenue Code and does not expect to become a controlled foreign corporation.

            (pp)    Certain Relationships.    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or affiliates of the Company or any of its subsidiaries, on the other hand, that are required by the 1933 Act or applicable Canadian Securities Laws to be described in the Pricing Disclosure Package, the U.S. Prospectus, the Registration Statement or the Canadian Prospectus that is not so described in such documents.

            (qq)    Distributions by Subsidiaries.    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

            (rr)    Patents and Trademarks.    The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus to be conducted, except as where the failure to do so would reasonably be expected to have a Material Adverse Effect. There are no rights of third parties to any such Intellectual Property that is owned exclusively by the Company or any of its subsidiaries except such rights as may have been granted in the ordinary course of business. To the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would for a reasonable basis for any such claim. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual property and the Company is unaware of any facts which would form a reasonable basis for any such claim. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim that would reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no U.S. or foreign patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual property described in the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property. Neither the Company nor any of its subsidiaries holds any U.S. or Canadian patents.

            (ss)    Relationships with Banking Affiliates of Underwriters.    Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, the Company (1) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter, and (2) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

            (tt)    Independent Market.    The Offering is of a class of securities for which a bona fide independent market exists as of the date of the filing of the Registration Statement and as of the date of effectiveness of the Registration Statement.

            (uu)    Listing on NYSE Amex and TSX.    The Common Shares, including the Shares, are listed, and admitted and authorized for trading, on the NYSE Amex and the TSX, subject in the case of the Shares, (i) with respect to the NYSE Amex, to receipt of an approval letter and (ii) with respect to the TSX, to the satisfaction of customary conditions required by such exchange.

            (vv)    No Cease Trade Orders.    The Company is not the subject of a cease trade order, management cease trade order, de-listing or any other order preventing or suspending trading of any securities of the Company issued by the Commission, Canadian regulators, the NYSE Amex or the TSX, and the Company is, to the best of its knowledge, not aware of any such order being contemplated or threatened by the Commission, Canadian regulators, the NYSE Amex or the TSX.

            SECTION 3.    Purchase, Sale and Delivery of the Shares.

            (a)    Appointment of Underwriters; Sales by Underwriters.    The Company hereby appoints the Underwriters as its sole and exclusive underwriters for the purpose of selling, in accordance with the terms and conditions hereof, the Shares. The Underwriters hereby accept such appointments, and the Representatives agree, on behalf of each Underwriter, that each Underwriter, severally and not jointly, will purchase from the Company on the Closing Date the amount of the Underwritten Shares set forth opposite each Underwriter's name in Schedule D to this Agreement. The appointment of the Underwriters hereunder shall terminate on the 30th day after the date of this Agreement, unless earlier terminated pursuant to Sections 5 or 6 hereof. The Underwriters propose to sell the Shares to the public as underwriters for the Company upon the terms and conditions set forth in the U.S. Preliminary Prospectus, the U.S. Prospectus and the Canadian Prospectus. In addition, the Underwriters shall comply with the Canadian Securities Laws and Rule 15c2-4 under the 1934 Act. Only broker/dealers who are either (i) members in good standing of FINRA, that are registered with FINRA and maintain net capital pursuant to Rule 15c3-1 under the 1934 Act of not less than US$250,000 or (ii) dealers with their principal places of business located outside the United States and that are not registered as brokers or dealers under the 1934 Act, who have agreed not to make any sales within the United States or to persons who are nationals thereof or residents therein shall be designated selected dealers by the Underwriters in the United States. The Underwriters shall require all selected dealers to comply with the Canadian Securities Laws and Rule 15c2-4 under the 1934 Act in the United States.

            (b)    Agreement to Sell and Purchase.    On the basis of the representation, warranties, covenants and agreements contained herein, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and to sell the Shares to the Underwriters and the Underwriters agree to purchase, severally and not jointly, the Shares from the Company at a purchase price of US$2.25 per Share. All Shares to be offered and sold in the Offering shall be issued and sold through the Underwriters, and the Company will not sell or agree to sell any of the Shares otherwise than through the Underwriters. In the event that Wellington sells any Shares in the United States, it will do so through its agent affiliate in the United States, Wellington Capital Markets (USA) Inc. In the event the Company or any of its executive officers is contacted directly or indirectly by prospective purchasers of the Shares, the Company will promptly forward the names of such prospective purchasers to the Representatives. In consideration for the Underwriter's services in connection with the distribution of and purchasing the Underwritten Shares pursuant to this Agreement, the Company will pay to the Underwriters at Closing (and each Settlement Date, to the extent applicable) an aggregate cash commission equal to 6.25% of the gross proceeds from the sale of the Underwritten Shares (and Option Shares, if any), whether the Underwritten Shares (or Option Shares, if any) are purchased by the Underwriters for their own account or for the account of their clients. Additionally, the Company shall pay the Underwriters an aggregate incentive fee of 0.50% of the gross proceeds of the Offering on the Closing Date and each Settlement Date, to the extent applicable. Such incentive fee shall be payable to each Underwriter in proportion to the orders, as measured by the aggregate number of Shares, originated by each Underwriter.

            (c)    Over-Allotment Option.    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to 1,320,000 Option Shares at a purchase price of US$2.25 per Share. Such option may be exercised in whole or in part (but in no event shall there be more than one Settlement Date unless otherwise agreed to by the parties) to cover over-allotments at any time on or before the 30th day after the date of the filing of the U.S. Prospectus Supplement and the Canadian Prospectus Supplement upon notice by the Representatives, on behalf of the Underwriters, to the Company setting forth the number of Option Shares as to which the Underwriters are exercising the option and the applicable Settlement Date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustment as the Underwriters in their absolute discretion shall make to eliminate any fractional shares.

            (d)    Payment of the Purchase Price.    Delivery of and payment for the Underwritten Shares and any Option Shares (if the option provided for in Section 3(c) hereof shall have been exercised in whole or in part on or before the third Business Day prior to the Closing Date) shall be made at 10:00 a.m. (New York City time), on September 21, 2009, which date and time may be postponed by agreement between the Representatives, on behalf of the Underwriters, and the Company or as provided in Section 6 hereof (such date and time of delivery and payment for the Shares being hereinafter called the "Closing Date").

            Payment in respect of the purchase price for Shares sold by the Underwriters shall be denominated in United States dollars, and shall be made to the Company by wire transfers of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Shares.

            If the option provided for in Section 3(c) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Underwriters, on the date specified by the Representatives, on behalf of the Underwriters (which shall be within three Business Days after exercise of such option), for the respective accounts of the Underwriters, against payment by each Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement of the Option Shares occurs after the Closing Date, the Company will deliver to the Underwriters on the applicable Settlement Date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such Settlement Date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 4 hereof (such date and time of delivery and payment for the Option Shares being hereinafter called the "Settlement Date").

            Delivery of the Shares shall be made through the facilities of The Depository Trust Company, unless the Representatives, on behalf of the Underwriters, shall otherwise instruct.

            (e)    Issuer Free Writing Prospectuses.    The Company represents and agrees that, unless it obtains the prior consent of the Representatives, on behalf of the Underwriters, and the Representatives, on behalf of each Underwriter, represent and agree that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company and the Representatives, on behalf of the Underwriters, hereby acknowledge that any Issuer General Use Free Writing Prospectus (as set out in Schedule E) is a Permitted Free Writing Prospectus for the purposes of this Agreement.

            SECTION 4.    Conditions of Underwriters' Obligations.    The obligations of the Underwriters to perform their obligations herein are subject to the accuracy of the representations and warranties of the Company contained in Section 2 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a)    Filing of Canadian Prospectus and U.S. Prospectus Supplement.    (i) The Canadian Prospectus will have been filed with each Qualifying Authority and the U.S. Prospectus Supplement will have been filed with the Commission in accordance with the requirements of Section 1(a) of this Agreement; (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (iii) no order having the effect of ceasing or suspending the Distribution, or trading in the Common Shares of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; and (iv) any request on the part of the Qualifying Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

            (b)    No Claims.    At the Closing Time and at each Settlement Time, as applicable, the Underwriters shall have received confirmation from each of Borden Ladner Gervais LLP and Dorsey & Whitney LLP that there are no claims to which its representation has been sought and that are outstanding in respect of the Company

            (c)    Opinion of Canadian Counsel for Company.    At the Closing Time and at each Settlement Time, as applicable, the Underwriters shall have received a favorable opinion, dated as of the Closing Date and each Settlement Date, as applicable, of Borden Ladner Gervais LLP, Canadian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Schedule B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of British Columbia, Alberta and Ontario, and the federal laws of Canada applicable therein, upon opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (d)    Title Opinions.    At the Closing Date, the Underwriters shall have received favorable title opinions dated the Closing Date, to the extent applicable, regarding the Paradones Amarillos gold project, the Mt. Todd gold project and the Guadalupe de los Reyes gold project, each in form and substance satisfactory to the Representatives, on behalf of the Underwriters, and counsel for the Underwriters, acting reasonably.

            (e)    Opinion of U.S. Counsel for Company.    At the Closing Time and at each Settlement Time, the Underwriters shall have received a favorable opinion, dated as of the Closing Date and each Settlement Date, to the extent applicable, of Dorsey & Whitney LLP, United States counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Schedule C hereto. Such counsel may also state that, insofar as such opinion involves factual matters they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (f)    Officers' Certificate.    At the Closing Time and at each Settlement Time, the Underwriters shall have received a certificate of the Executive Chairman and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date and each Settlement Date, as applicable, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and each Settlement Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and each Settlement Time, (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the Distribution shall have been issued by any securities commission or securities regulatory authority in Canada or the United States.

            (g)    Accountants' Comfort Letter.    At the time of the execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated the date of this Agreement and prepared as of a specified date not more than two Business Days prior to the date of this Agreement, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Prospectus and the Pricing Disclosure Package.

            (h)    Bringdown Comfort Letter.    At the Closing Time and each Settlement Time, as applicable, the Underwriters shall have received from PricewaterhouseCoopers LLP, a letter dated as of the Closing Date and each Settlement Date, as applicable, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this section, except such letter shall be with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Preliminary Prospectus, the

U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package and except that the specified date referred to shall be a date not more than two Business Days prior to the Closing Date or Settlement Date, as applicable.

            (i)    Approval of Listing.    At the Closing Time and each Settlement Time, as applicable, (i) the Shares shall have been approved for listing on the TSX, subject to the Company fulfilling the requirements of the TSX, and (ii) the Shares shall have been approved for listing on the NYSE Amex, subject to official notice of issuance, if required.

            (j)    Good Standing.    The Underwriters shall have received on and as of the Closing Time and each Settlement Time, as applicable, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in its jurisdiction of organization and in any jurisdiction where it is duly qualified as an extra-provincial or foreign corporation to transaction business in writing from the appropriate governmental authority of such jurisdiction, except in those jurisdictions where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

            (k)    Lock Up Agreements.    At the time of execution of this Agreement, the Company shall have furnished to the Underwriters a letter substantially in the form of Schedule F to this Agreement from each officer and director of the Company.

            (l)    Local Counsel Opinions.    At the Closing Time and each Settlement Date, unless waived by the Underwriters, the Underwriters shall have received a favorable opinion, dated as of the Closing Date, to the extent applicable, of the various local counsels for the Company, including local counsel in Australia, Barbados and Mexico, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect as they may reasonably require for the purpose of enabling them to pass upon the issuance and the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions and covenants herein contained. Such counsel may also state that, insofar as such opinion involves factual matters they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (m)    Additional Documents.    At the Closing Time and each Settlement Time, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions and covenants herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives, on behalf of the Underwriters, and counsel for the Underwriters, acting reasonably.

            SECTION 5.    Termination of Agreement.

            (a)    Termination.    The Representatives, on behalf of the Underwriters, may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time,

              (i)        if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Canadian Prospectus, the U.S. Prospectus or the Pricing Disclosure Package,

                a.         any Material Adverse Effect or there shall have been discovered any previously undisclosed adverse material fact relating to the Company, or

                b.         there shall have occurred any change in the applicable securities laws or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province or territory thereof, any statute of the United States or any state or territory thereof, or any stock exchange in relation to the Company or any of its securities (except for any inquiry, investigation or other proceeding based upon activities of the Underwriters and not upon activities of the Company)

  which, in the reasonable opinion of the Representatives, on behalf of the Underwriters, prevents or restricts trading in or the Distribution or materially adversely affects or might reasonably be expected to materially adversely affect the market price or value of the Common Shares;

              (ii)       if the state of the financial markets changes such that, in the opinion of the Representatives, on behalf of the Underwriters, acting reasonably, the Shares cannot be successfully marketed;

              (iii)      if a general banking moratorium shall have been declared by Canadian or U.S. federal, New York State or British Columbian authorities;

              (iv)      if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence, catastrophe, war or act of terrorism of national or international consequence or any law or regulation which, in the reasonable opinion of the Representatives, on behalf of the Underwriters, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries, taken as a whole;

              (v)       if a cease trade order is made by any securities commission or other competent authority by reason of the fault of the Company or its directors, officers and underwriters and such cease trade order is not rescinded within 48 hours;

              (vi)      if the Company fails to obtain the approval of the NYSE Amex or the TSX for the listing of the Shares;

              (vii)     if the Company does not file the U.S. Prospectus Supplement and the Canadian Prospectus Supplement by September 17, 2009; or

              (viii)    if the Company has not complied with a material covenant under this Agreement or a material representation under this Agreement is not true.

            (b)    Liabilities.    If this Agreement is terminated pursuant to this Section 5, such termination shall be without liability of any party to any other party except as provided in Section 10 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain full force and effect.

            SECTION 6.    Default by an Underwriter.    If an Underwriter shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter shall not be obligated to take up and pay for the Shares which the defaulting Underwriter agreed but failed to purchase; provided however, the remaining Underwriter shall have the right to purchase some or all, but shall not be under any obligation to purchase any, of the Shares, in its sole discretion and if such non-defaulting Underwriter does not purchase some of the Shares, this Agreement will terminate without liability to the non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 6, the Closing Date and each Settlement Date shall be postponed for such period, not exceeding five Business Days, as the non-defaulting Underwriter shall determine in order that the required changes in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

            SECTION 7.    Indemnity.

            (a)    Indemnity of the Underwriters.    The Company covenants and agrees to indemnify and hold harmless each Underwriter, any of the Underwriters' affiliates or their respective members, partners, directors, officers, employees, agents or representatives or any other person controlling an Underwriter or an Underwriter's affiliates, if any (each of the foregoing, including each Underwriter, being an "Indemnified Person") to the full extent lawful, from and against any losses, expenses (including without limitation reasonable legal fees and expenses), assessments, claims, damages, judgments, liabilities or proceedings (hereinafter collectively referred to as "losses") to which any Indemnified Person may become subject under any applicable federal, provincial or state law, or otherwise, as such losses are incurred by a Indemnified Person, and are:

              (i)        caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Canadian Preliminary Base Shelf Prospectus, the Canadian Base Shelf Prospectus, U.S. Base Shelf Prospectus, the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement, the Canadian Prospectus Supplement, the U.S. Prospectus Supplement, any Issuer Free Writing Prospectus, the Registration Statement or any Supplementary Materials used in connection with any sale of the Shares by the Underwriters (including any amendments or supplements thereto) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than any untrue offering statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such materials),

              (ii)       related to or otherwise arising out of the engagement of the Underwriters and such Indemnified Person's performance of the services contemplated thereby, or

              (iii)      related to the Company's breach of any representation, warranty or covenant in this Agreement,

whether or not any pending or threatened action, claim or proceeding giving rise to such losses is initiated or brought by or against the Company or on the Company's behalf and whether or not in connection with any action, proceeding or investigation in which the Company or such Indemnified Persons are a party or parties, except to the extent that any losses solely with respect to the foregoing clause (ii) are found in a final judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person's bad faith or willful misconduct.

            (b)       The Company will promptly reimburse each Indemnified Person for its costs of defense (including reasonable legal fees and expenses and the cost of any investigation and preparation) when and as they are incurred. In addition, in the event that any Underwriter becomes involved in any capacity in any proceeding in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, the Company will reimburse such Underwriter for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Underwriter in connection therewith.

            (c)       The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of the Underwriters or such Indemnified Person's performance of services in connection with the engagement of the Underwriters except to the extent that any losses are found in a final judgment that is no longer subject to appeal or other review by a court of competent jurisdiction to have resulted solely from such Indemnified Person's bad faith or willful misconduct.

            (d)       Promptly after receipt by an Indemnified Person of written notice of the existence or commencement of any action, proceeding or investigation for which such Indemnified Person may seek reimbursement or indemnification, or the assertion in writing (and reasonable detail) of any claim for which an

Indemnified Person may seek reimbursement or indemnification, such Indemnified Person shall notify the Company in writing thereof; provided, however, that the failure of such Indemnified Person to so notify the Company (i) shall in no event affect the reimbursement or indemnification rights and obligations hereunder with respect to any other Indemnified Person and (ii) shall not affect the reimbursement or indemnification rights or obligations hereunder with respect to such Indemnified Person except to the extent that the failure to so provide such notice shall actually and materially damage the Company.

            (e)       The Company will not, without the Indemnified Persons' prior written consent, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought hereunder (whether or not any Indemnified Persons are actual or potential parties to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes a provision unconditionally and completely releasing each Indemnified Person from all liability arising out of such claim, action or proceeding, (ii) does not include any statement of fault or culpability with respect to any Indemnified Person, and (iii) does not involve any payment of money or other value by any Indemnified Person or any injunctive relief or factual findings or stipulations binding on any Indemnified Person.

            (f)        The foregoing shall be in addition to any rights that the parties may have at common law or otherwise.

            (g)       BOTH THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS) AND THE REPRESENTATIVES, ON BEHALF OF THE UNDERWRITERS, HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE ENGAGEMENT OF THE UNDERWRITERS, OR THE UNDERWRITERS' PERFORMANCE OF THE SERVICES REFERRED TO HEREIN.

            (h)       This Section 7 shall remain in full force and effect indefinitely, notwithstanding the completion or termination of the Offering. If any term, provision, covenant or restriction contained in this Section 7 is held by a court of competent jurisdiction or other application authority to be invalid, void, unenforceable or against relevant policy, the remainder of the terms, provisions, covenants and restrictions contained in this Section 7 shall remain in full force and effect and shall in no way be impaired, invalidated or affected.

            SECTION 8.    Contribution.

            (a)       If for any reason indemnification provided for in Section 7 of this Agreement is unavailable in whole or in part to an Indemnified person, then the Company shall contribute to any losses for which such indemnification is unavailable:

              (i)        in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company on the one hand and the Indemnified Person on the other hand from the matters contemplated by the engagement of the Underwriters, or

              (ii)       if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnified Person with respect to such losses and any other relevant equitable considerations. The parties agree that for the purposes hereof, the relative benefits received (or anticipated to be received) by the Underwriters and by the Company shall be deemed to be in the same proportion as (i) the total value received (or proposed to be received) by the Company, pursuant to the matters (whether or not consummated) for which the Underwriters have been engaged bears to (ii) the total underwriting discounts and commissions received by Underwriters (excluding payments or reimbursement of expenses) in connection with the engagement of the Underwriters less any amounts paid or payable or other liabilities incurred by the Indemnified Person in connection with the engagements of the

  Underwriters; provided, however, that, to the extend permitted by applicable law, in no event shall any Underwriter or any Indemnified person be required to contribute an aggregate amount in excess of the aggregate underwriting discounts and commissions received by the Underwriter under this Agreement less any amounts paid or payable or other liabilities incurred by the Indemnified Person in connection with the engagement of the Underwriters. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.

            (b)       The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses) received by the Company and all commissions and fees received by the Underwriters, bear to the aggregate initial offering price of the Shares.

            (c)       The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (d)       The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            (e)       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) or a misrepresentation, as defined in Canadian Securities Laws, that is fraudulent shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f)        The Underwriters' respective obligations to contribute are several in proportion to the principal amount of Shares so sold by the Underwriter under the Offering and not joint. The rights of contribution provided herein shall be in addition to and not in derogation of any right to contribute which the Underwriters may have by statute or otherwise.

            (g)       This Section 8 shall remain in full force and effect indefinitely, notwithstanding the completion or termination of the Offering. If any term, provision, covenant or restriction contained in this Section 8 is held by a court of competent jurisdiction or other application authority to be invalid, void, unenforceable or against relevant policy, the remainder of the terms, provisions, covenants and restrictions contained in this Section 8 shall remain in full force and effect and shall in no way be impaired, invalidated or affected.

            SECTION 9.    Severability.    If any provision of Sections 6, 7 or 8 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

            SECTION 10.    Expenses of the Offering.    Whether or not the transactions herein contemplated shall be completed, except as hereinafter specifically provided, all expenses of or incidental to the authorization, allotment and issue of the Shares and all expenses of or incidental to all other matters in connection with such transactions including, without limitation, listing fees, expenses payable in connection with the qualification of the Shares for sale to the public, the reasonable fees and expenses of counsel for the Company, all reasonable fees and expenses of local counsel, all reasonable fees and expenses of the Company's auditors, all reasonable costs relating to information meetings (including roadshow expenses), all filing and listing fees and all costs incurred in connection with the preparation, printing and filing of, and any costs associated with electronic delivery by the Underwriters to investors of, the Registration Statement, Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, Canadian Prospectus, U.S. Prospectus, Supplementary Material and any Permitted

Free Writing Prospectus, filing fees incident to the review by FINRA of the terms of the sale of the Shares, fees and expenses of the transfer agent and registrar for the Shares shall be borne by and be for the account of the Company, provided that the Company shall only be responsible for up to US$245,000 of the legal fees of Underwriters' counsel (exclusive of disbursements and applicable taxes), and provided further that if the over-allotment option provided for in Section 3(c) is exercised by the Underwriters, in whole or in part, then the Company agrees to be responsible for an additional amount of up to US$15,000 of the legal fees of Underwriters' counsel (exclusive of disbursements and applicable taxes).

            SECTION 11.    Remedies.    The rights of termination contained in Section 5 and 6 are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement.

            SECTION 12.    Survival.    All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Shares and continue in full force and effect for the benefit of the Underwriters and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the purchase and sale of the Shares or the preparation of the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or otherwise. This Agreement shall constitute the entire agreement with respect to the purchase of the Shares among the parties. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

            SECTION 13.    Time is of the Essence and Governing Laws.    Time shall be of the essence of the Agreement arising from this offer and its acceptance by the Company and such agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            SECTION 14.    Use of Headings.    The headings and subheadings of sections and paragraphs of this Agreement appear for reference only and shall not be read or interpreted as forming part of the relevant section or paragraph.

            SECTION 15.    Notices.

            (a)       Unless herein otherwise expressly provided, any notice, request, direction, consent, waiver, extension, agreement or other communication (a "Communication") that is or may be given or made hereunder shall be in writing addressed as follows:

            If to the Company, at:

Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, CO
U.S.A. 80127
Attention: Gregory G. Marlier
Chief Financial Officer
Fax No.: (720) 981-1186

            If to the Representatives or any or all of the Underwriters, addressed and sent to:

Dahlman Rose & Company, LLC
142 West 57th Street
18th Floor
New York, New York 10019
Attention: Robert Brinberg
Chief Operating Officer
Fax No.: (212) 920-2952

or to such other address as any of the parties may designate by notice given to the others in accordance with this subparagraph.

            (b)       Each Communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a Communication which is personally delivered shall, if delivered before 5:00 p.m. (New York time) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Communication which is sent by telex, telegraph or facsimile transmission shall, if sent on a Business Day and the machine on which it is sent receives the answer back code of the party to whom it is sent before 5:00 p.m., be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

            (c)       The Representatives, on behalf of each Underwriter, hereby agree and acknowledge that the Company shall be entitled to and shall act on any Communication given or agreement entered into by or on behalf of the Underwriters by the Representatives and that the Representatives have irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement of any claim, action, suit or proceeding referred to in Section 7, which consent shall be given by the Indemnified Party.

            (d)       Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives, on behalf of the Underwriters, or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            SECTION 16.    No Fiduciary Relationship.    The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related fees, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction, each Underwriter is not the fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

            SECTION 17.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors and any other person who may be an Indemnified Party, and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors, and any other person who may be an Indemnified Party, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

            SECTION 18.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

            If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return the same to us, whereupon this letter as so accepted shall constitute an agreement between us in accordance with the foregoing.

[Signature Page to Follow]

Vista Gold Corp.
per:	/s/ GREGORY G. MARLIER
	Name: Title:	Gregory G. Marlier Chief Financial Officer

            The foregoing offer is accepted and agreed to by the Underwriters as of the date first above written.

DAHLMAN ROSE & COMPANY, LLC
per:	/s/ ROBERT BRINBERG
	Name: Title:	Robert Brinberg Chief Operating Officer
WELLINGTON WEST CAPITAL MARKETS INC.
per:	/s/ WILLIAM WASHINGTON
	Name: Title:	William Washington Managing Director

 Schedule A

List of Subsidiaries

Legal Name of Subsidiary	Status of Incorporation	Percent of Issued and Outstanding Voting Shares Beneficially Owned by Vista Gold Corp. or a direct or indirect wholly owned subsidiary
Vista Gold U.S. Inc.	Delaware	100%
Granges Inc.	British Columbia	100%
Minera Paredones Amarillos S.A. de C.V.	Mexico	100%
Servicios Administrativos MPA S.A. de C.V.	Mexico	100%
Servicios Industriales MPA S.A. de C.V.	Mexico	100%
Idaho Gold Resources LLC	Idaho	100%
Vista California LLC	California	100%
Vista Gold (Barbados) Corp.	Barbados	100%
Vista Minerals (Barbados) Corp.	Barbados	100%
Minera Paredones Amarillos Holdings Corp.	British Columbia	100%
Salu Siwa Pty. Ltd.	Australia	100%
Vista Australia Pty. Ltd.	Australia	100%
PT Masmindo Dwi	Indonesia	100%

A-1

 Schedule B

Form of Opinion of Canadian Counsel

(a)
The Company is a corporation existing under the laws of the Yukon Territory.

(b)
The Company has the corporate power and capacity to own, lease and operate its properties and assets, to conduct its business as described in the Canadian Preliminary Base Shelf Prospectus, the Canadian Base Shelf Prospectus, U.S. Base Shelf Prospectus, the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement, the Canadian Prospectus Supplement, the U.S. Prospectus Supplement and the Registration Statement (collectively, the "Offering Documents") and to enter into and perform its obligations under the Agreement.

(c)
The Company is duly registered and qualified to transact business and is in good standing in each Canadian jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(d)
The authorized, issued and outstanding share capital of the Company is as set forth in the Offering Documents under the caption "Description of Common Shares" and all of the shares of the Company's Canadian subsidiaries are owned, directly or indirectly, by the Company.

(e)
All necessary corporate action has been taken by the Company to authorize the execution and delivery by the Company of the Agreement and the performance of its obligations thereunder has been duly authorized by the Company.

(f)
The filing of each of the Offering Documents with the Qualifying Authorities and the Commission, as the case may be, have been duly approved and authorized by the Company, and each of the Canadian Preliminary Base Shelf Prospectus, Canadian Base Shelf Prospectus, Canadian Preliminary Prospectus Supplement and Canadian Prospectus Supplement has been duly executed by the Company and the Canadian Preliminary Base Shelf Prospectus, the Canadian Base Shelf Prospectus, the Canadian Preliminary Prospectus Supplement and the Canadian Prospectus Supplement have each been duly filed by the Company with the Qualifying Authorities.

(g)
The form of certificate representing the Common Shares has been duly approved and adopted by the Company and conforms to the requirements of the Business Corporations Act (Yukon), the by-laws of the Company, and the requirements of the TSX.

(h)
To our knowledge, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.

(i)
The statements made in the Offering Documents under the caption "Description of Common Shares", insofar as such statements constitute summaries of the principal attributes of the share capital of the Company, constitute fair summaries of such attributes and provisions.

(j)
The authorization, execution and delivery of the Agreement, the performance of the provisions thereof by the Company and the offering, issue and sale of the Shares do not and will not: (i) to our knowledge require the consent, approval or authorization of, or registration or qualification with, any governmental authority, stock exchange, securities regulatory authority or other person, except such as have been

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  obtained or are in the process of being obtained, (ii) conflict with or result in any breach or violation of the articles of, or any resolution of the directors or shareholders of, the Company or to our knowledge any agreement or other instrument to which the Company is a party or by which it is bound, (iii) violate the provisions of any law, statute, rule or regulation to which the Company or the property or assets thereof is subject, or (iv) to our knowledge breach any judgment, order or decree of any court, governmental authority, agency, tribunal, arbitrator, stock exchange or securities regulatory authority or other authority to which the Company or any of the property or assets thereof is subject.

(k)
The Company has all requisite corporate power and authority to issue and deliver the Shares, and the issuance of the Shares has been duly authorized and approved and, when issued and delivered, the Shares will be validly issued and outstanding as fully paid and non-assessable shares and will conform in all material respects to the description thereof contained in the Offering Documents. All corporate action required to be taken by the Company for the authorization, issuance and delivery of such Shares has been taken, and the issuance of the Shares is not, to our knowledge, subject to any preemptive rights of any securityholder of the Company.

(l)
All documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by the Company to qualify the Shares for distribution and sale to the public in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws of the Qualifying Provinces who have complied with the terms of such registration and the relevant provisions of such applicable laws.

(m)
The Shares have been conditionally approved for listing by TSX, subject to fulfillment by the Company of the customary conditions of such exchange.

(n)
The Company is a "reporting issuer" under the Securities Act (British Columbia), Securities Act (Alberta) and Securities Act (Ontario) and is not included in a list of defaulting reporting issuers maintained pursuant thereto. The Corporation is a reporting issuer under subsection 118(1) of The Securities Act (Manitoba) and subject to the requirements of National Instrument 51-102 Continuous Disclosure Obligations ("NI 51-102") and the Company is not in default of its requirement to file financial statements pursuant to NI 51-102 along with any prescribed filing fee as set out in the regulations to The Securities Act (Manitoba) and, to our knowledge, there is no order in effect which directs trading to cease in any securities of the Company.

(o)
the Shares are qualified investments under the Income Tax Act (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans.

(p)
Computershare Investor Services Inc. has been duly appointed the transfer agent and registrar for the common shares of the Company.

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 Schedule C

Form of Opinion of U.S. Counsel

1.
The Registration Statement filed in connection with the offering and sale of the Shares in the United States is effective under the 1933 Act. The Company is eligible to file the Registration Statement. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act. The filing of the U.S. Preliminary Prospectus Supplement to the Registration Statement on September 8, 2009 with the Commission pursuant Rule 424(b) under the 1933 Act has been made in the manner and in the time period required by such rule. The filing of the U.S. Prospectus Supplement to the Registration Statement on September 16, 2009 with the Commission pursuant to Rule 424(b) under the 1933 Act has been made in the manner and in the time period required by such rule. Each Issuer General Free Writing Prospectus set forth on Schedule E to the Agreement has been filed in the manner and within the time period set forth in Rule 433(d) promulgated under the 1933 Act, subject to compliance therewith as permitted under Rule 164 promulgated under the 1933 Act.

2.
The Registration Statement, the U.S. Preliminary Prospectus, the Pricing Disclosure Package and the U.S. Prospectus, including the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial data included therein or omitted therefrom as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of U.S. Securities Laws.

3.
To our knowledge, the Company is not an "ineligible issuer" (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Shares contemplated by the Registration Statement.

4.
The Company is qualified to do business as a foreign corporation and is in good standing in the State of Colorado.

5.
Assuming compliance by the Company and the Underwriters with the terms of the Underwriting Agreement, no consent, approval, authorization, license, order, or decree of, and no registration, qualification or filing with or notice to (collectively, "Consents") any "Governmental Authority", any self-regulatory organization or any non-governmental regulatory authority (including, without limitation, the NYSE Amex) is required by the Company under any Applicable Law for the issuance and sale of the Shares or the performance by the Company of its obligations under the Agreement except (i) such as have been obtained or made under the 1933 Act and (ii) any notices and filings required to be given to, or made with, NYSE Amex, which have been made by the Company, and except that we do not express an opinion as to any such Consent that may be required with respect to the Conduct Rules of FINRA. For the purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory body of the federal government of the United States of America. For the purposes of this opinion, the term "Applicable Law" means the federal laws of the United States of America, which in such counsel's experience are normally applicable to the transactions of the type contemplated by this Agreement, except that "Applicable Law" does not include the anti-fraud provisions of the federal securities laws of the United States of America.

6.
Based solely on a letter from the NYSE Amex, the Shares have been approved for listing on the NYSE Amex, subject to official notice of issuance of the Shares.

7.
The Company is not, and upon the issuance and sale of the Shares and the application of the net proceeds therefrom as described in the Canadian Prospectus and the U.S. Prospectus and the Pricing Disclosure Package will not be, an "investment company" as such term is defined in the Investment

C-1

  Company Act of 1940, as amended (the "1940 Act"); nor is the Company "controlled" by an entity required to be registered as an "investment company" under the 1940 Act.

8.
Assuming all necessary corporate action has been taken by the Company to authorize the execution and delivery by the Company of the Agreement and the performance of its obligations thereunder has been duly authorized by the Company, the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms

9.
To such counsel's knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement and (ii) except as disclosed in the Registration Statement, the U.S. Prospectus Supplement, or the Pricing Disclosure Package there is not pending or threatened any action, suit, proceeding, inquiry, or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign which could reasonably be expected to result in a Material Adverse Effect.

10.
To our knowledge, except as described in the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument, to cause the Company to register under the 1933 Act any Common Shares or shares of any other share capital or other equity interest of the Company, or to include any such shares or interest in the Registration Statement, the U.S. Prospectus or the offering contemplated thereby.

11.
The statements included in the U.S. Preliminary Prospectus Supplement and the U.S. Prospectus Supplement under the headings "Certain United States Federal Income Tax Considerations" and "U.S. Federal Income Tax Consequences" insofar as such statements summarize legal matters discussed therein, are accurate and fair summaries of such legal matters in all material respects.

12.
The execution, delivery and performance of the Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the other transactions contemplated by the Agreement do not and will not result in any breach or violation of any U.S. federal law, regulation or rule which in such counsel's experience are normally applicable to the transactions of the type contemplated by this Agreement.

Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

C-2

 Schedule D

Underwriters

Underwriters	Number of Underwritten Shares to be Purchased
Dahlman Rose & Company, LLC	6,160,000
Wellington West Capital Markets Inc.	2,640,000

D-1

 Schedule E

Issuer General Use Free Writing Prospectuses

Canadian Preliminary Prospectus

Canadian Prospectus

E-1

 Schedule F

Form of Lock-Up Agreement

Lock-Up Agreement

September 15, 2009

DAHLMAN ROSE & COMPANY, LLC
WELLINGTON WEST CAPITAL MARKETS INC.
            as Representative for the Underwriters
            listed in Schedule E to the Underwriting Agreement
c/o Dahlman Rose & Company, LLC
142 West 57th Street, 18th Floor
New York, New York 10019

Ladies and Gentlemen:

            This agreement ("Lock-Up Agreement") is being delivered to you in connection with the underwriting agreement (the "Underwriting Agreement") entered into by Vista Gold Corp., a Canadian corporation (the "Company"), and you with respect to the offering (the "Offering") of common shares, without par value per share, of the Company (the "Common Shares"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

            The execution and delivery by you of this Lock-Up Agreement is a condition to the closing of the Offering. In consideration of the closing of the Offering and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the "Lock-Up Period") beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc. (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement, prospectus or other Canadian securities offering document, with the U.S. Securities and Exchange Commission or any Canadian Regulator (the "Commissions") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commissions promulgated thereunder with respect to, any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) transfers of shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares disposed of as bona fide gifts, (b) transactions by the undersigned relating to shares of Common Shares or other securities acquired in open market transactions after the completion of the Offering, (c) entry into written trading plans for the sale or other disposition by the undersigned of Common Shares for purposes of complying with Rule 10b5-1 of the Exchange Act ("10b5-1 Plans"), provided that no sales or other distributions pursuant to a 10b5-1 Plan may occur until the expiration of the Lock-Up Period, (d) transfers by the undersigned of shares of Common Shares or any security convertible into or exercisable or exchange able for Common Shares as a result of testate, intestate succession or bona fide estate planning, (e) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (f) distributions by the undersigned of shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to limited partners or stockholders of the undersigned and (g) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-up Agreement by the undersigned pursuant to the Company's Stock Option Plan; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (d), (e), (f) or (g), each transferee or distribute shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

            In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of any registration statement or prospectus to be filed with the Commission by the Company. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc., make any demand for, or exercise any right with respect to, the registration (or equivalent) of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.

            If (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company or any of its material mineral properties occurs; or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this sentence will not apply if, within three days of the termination of the Lock-Up Period, the Company delivers to Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc. a certificate, signed by the Chief Financial Officer or Executive Chairman and Chief Executive Officer of the Company, certifying on behalf of the Company that the Company's shares of Common Shares are, as of the date of delivery of such certificate, are "actively traded securities," within the meaning of Conduct Rule 2711(f)(4) of Financial Industry Regulatory Authority, Inc. Such notice shall be delivered in accordance with Section 15 of the Underwriting Agreement.

            The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Common Shares. The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

            The undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that such agreement is enforceable against it in accordance with its terms.

            This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

            This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed within the State of New York.

*            *            *

            If (a) the Company notifies you in writing that it does not intend to proceed with the Offering, (b) the registration statement filed with the Commission with respect to the Offering is withdrawn or (c) for any reason the Underwriting Agreement shall be terminated prior to the "time of purchase" (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature Page to Follow]

QuickLinks

  Exhibit 1.1 Execution Version
COMMON SHARES VISTA GOLD CORP. UNDERWRITING AGREEMENT
Schedule A List of Subsidiaries
Schedule B Form of Opinion of Canadian Counsel
Schedule C Form of Opinion of U.S. Counsel
Schedule D Underwriters
Schedule E Issuer General Use Free Writing Prospectuses
Schedule F Form of Lock-Up Agreement